Exhibit 1.1
$203,477,000
GATX CORPORATION
SERIES 2008-2 PASS THROUGH CERTIFICATES
UNDERWRITING AGREEMENT
November 3, 2008
Banc of America Securities LLC
Bank of America Tower
One Bryant Park
New York, NY 10036
Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
As Representatives of the Underwriters
Listed in Schedule I hereto
Ladies and Gentlemen:
          GATX Corporation, a New York corporation (the “Company”), proposes that the Pass Through Trust (as defined below) will issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) Series 2008-2 Pass Through Certificates (the “Securities”) pursuant to the provisions of the Pass Through Trust Agreement to be dated on or about November 6, 2008 between the Company and U.S. Bank Trust National Association, as pass through trustee (the “Trustee”), as supplemented by a separate Pass Through Trust Supplement to be dated on or about November 6, 2008 between the Company and the Trustee (collectively, referred to herein as the “Pass Through Trust Agreement”). The Pass Through Trust Agreement relates to the creation and administration of the GATX Corporation 2008-2 Pass Through Trust (the “Pass Through Trust”).
          This is to confirm our agreement concerning the Underwriters’ purchase of the Securities in the respective aggregate principal amounts set forth in Schedule I hereto.
          The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement including a prospectus relating to the Securities under the Securities Act of 1933, as amended (the “Securities Act”). The term “Registration Statement”

means the Registration Statement on Form S-3 (Reg. No. 333-145521), including the exhibits and schedules thereto, as amended to the date of this Underwriting Agreement (the “Agreement”), and any Prospectus deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date (as defined below), and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended, as the case may be. The term “Basic Prospectus” means the prospectus included in the Registration Statement, as amended to the date of this Agreement. The term “Prospectus” means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”), as filed with, or transmitted for filing to, the Commission after the Execution Time (as defined below) pursuant to Rule 424. The term “preliminary prospectus” means a preliminary prospectus supplement specifically referring to the Securities, together with the Basic Prospectus, which is used prior to the filing of the Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “preliminary prospectus” shall include in each case the documents, if any, incorporated by reference therein. The term “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act. The term “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act. The term “Disclosure Package” shall mean the preliminary prospectus, all Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto, the final term sheet prepared and filed pursuant to Section 6(b) below, and all other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The term “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement, the Prospectus, the preliminary prospectus or any Issuer Free Writing Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term “Effective Date” means each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective. The term “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties thereto.
          As used in this Agreement the terms “Equipment Notes,” “Equipment,” “Trust Agreement,” “Indenture Trustee,” “Participation Agreement,” and “Operative Agreements” shall have the meanings attributed to them in Appendix A to the Trust Indenture and Security Agreement to be dated on or about November 6, 2008 between the Company and the Indenture Trustee (the “Indenture”). All other capitalized terms used herein shall, for the purposes hereof, have the meanings attributed to them in this Agreement.
     1. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Company has prepared and filed with the Commission the Registration Statement, including the Basic Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the Securities Act, a preliminary prospectus supplement relating to the Securities. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b) under the Securities Act. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules and regulations of the Commission thereunder.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package and the Prospectus, complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and will be timely filed as required thereby, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, on the latest Effective Date, and the Prospectus, as of its date, complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the applicable rules and regulations of the Commission thereunder, (iv) the Prospectus, as of its date, did not contain and as of the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 1(b) do not apply (x) to statements or omissions in the Registration Statement, the Disclosure Package or the Prospectus based upon information concerning the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished to the Company consists of the information described as such in Section 8(b) below, or (y) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee.
     (c) At the earliest time after the filing of the Registration Statement that the Company or other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
     (d) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 6(b) below does not include any information that conflicts with the information contained or incorporated by reference in the Registration Statement, including any prospectus supplement deemed to be a part thereof that has not been superseded or modified, it being understood and agreed that the foregoing does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters, it being understood and agreed that the only such information furnished to the Company by the Underwriters consists of the information described as such in Section 8(b) below.
     (e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)) the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

     (f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (g) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 under the Securities Act (a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (h) The Company has full right, power and authority to execute and deliver this Agreement and each of the Operative Agreements to which it is a party and to perform its respective obligations hereunder and thereunder; and this Agreement, and each other Operative Agreement (other than the Securities, the Equipment Notes and the Pass Through Trust Agreement) to which the Company is, or is to be, a party, has been duly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditor’s rights and remedies generally from time to time in effect and (ii) general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).
     (i) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Pass Through Trust Agreement and delivered to and duly paid for by the Underwriters in accordance with the terms of this Agreement, will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus and will be legally and validly issued and entitled to the benefits of the Pass Through Trust Agreement.
     (j) The Equipment Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Trustee in accordance with the terms of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Indenture Trustee enforceable in accordance with their terms except as the enforceability thereof may be limited by the Enforceability Exceptions.
     (k) The Pass Through Trust Agreement has been duly qualified under the Trust Indenture Act, has been (or, prior to the Closing Date, will be) duly authorized, executed and delivered by the Company, and is (or, prior to the Closing Date, will be) a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.
     (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and any other Operative Agreements to which the Company is a party and the issuance and sale of the Securities by the Company will not (i) constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), (ii) result in any violation of the certificate of incorporation or bylaws of the Company, (iii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to any Existing Instrument or (iv) result in any violation of any law, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except in each case of clauses (i), (iii) and (iv), for such defaults, conflicts, breaches, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or any other Operative Agreements, except such as have been or will be obtained prior to the Closing Date under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
     (m) There has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the financial condition, stockholders’ equity, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (referred to as a “Material Adverse Change” or “Material Adverse Effect”) from that set forth in the Disclosure Package and the Prospectus.
     (n) There are no legal or governmental proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Disclosure Package or the Prospectus and are not so described or, to the best of the Company’s knowledge, any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.
     (o) The Company and each of its Significant Subsidiaries have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct their business in the manner described in the Disclosure Package and the Prospectus, as then amended or supplemented, except to the extent that the failure to obtain or file would not reasonably be expected to have a Material Adverse Effect.
     (p) Ernst & Young LLP, whose reports have been included or incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act and the rules and regulations thereunder.
     (q) Except as set forth in the Disclosure Package and the Prospectus, the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition and results of operations of the Company and its subsidiaries taken as a whole, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
     (r) Neither the Company nor the Pass Through Trust is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure

Package and the Prospectus, neither the Company nor the Pass Through Trust will be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
     (s) The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) and are not aware of any material weakness in their internal controls over financial reporting.
     (t) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
     (u) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Change, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
          2. The Company agrees to direct the Trustee to issue and sell the Securities to the Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained and subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Trustee the aggregate principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at the purchase price (the “Purchase Price”) in U.S. Dollars equal to 100% of the principal amount of the Securities plus accrued interest thereon, if any, from the “Closing Date” (as defined in Section 4 hereof) to the date of payment and delivery. The Company agrees to pay to Banc of America Securities LLC and Citigroup Global Markets Inc. (on behalf of the Underwriters) an aggregate commission of 0.650% (65 basis points) on the aggregate principal amount of Securities purchased hereunder. Such payment shall be made simultaneously with the payment by the Underwriters of the Purchase Price as set forth in Section 4. Payment of such compensation shall be made by Federal funds check or other immediately available funds to the order of Citigroup Global Markets Inc. on behalf of the Underwriters.
          3. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon after this Agreement is entered into as in the Representatives’ judgment is advisable. The terms of the public offering of the Underwriters’ Securities are set forth in the Disclosure Package and the Prospectus.
          4. Payment for the Securities by the Underwriters shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives on or about November 6, 2008 or at such other time on the same or such other date, as the Representatives and the Company may agree upon in writing. The time and date of such payment are referred to herein as the “Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.
        Payment for the Securities shall be made against delivery of one or more global certificates for the Securities in the aggregate amount set forth in Schedule I hereto, each of which will be deposited with U.S. Bank Trust National Association, as custodian for DTC and registered in the name of a nominee of DTC. Forms of such certificates will be made available for inspection by the Underwriters at Vedder Price P.C., not later than 12:00 p.m., New York, New York time, or at such other location as the Representatives and the Company shall agree, on the Business Day prior to the Closing Date.
          5. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)	there shall not have occurred any downgrading in the rating accorded the Company or any of the Company’s securities or in the rating outlook for the Company by Moody’s and S&P;

(ii)	the Securities shall be rated “A3” by Moody’s and “A-” by S&P; and

(iii)	there shall not have occurred any Material Adverse Change, or any development reasonably likely to result in a Material Adverse Change, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the reasonable judgment of the Representatives, is material and adverse and that makes it, in the reasonable judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.
     (b) The Representatives shall have received on the Closing Date an opinion from Deborah A. Golden, Senior Vice President and General Counsel of GATX Corporation, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.
     (c) The Representatives shall have received on the Closing Date an opinion, dated the Closing Date, of Vedder Price P.C., counsel for the Company, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.
     (d) The Representatives shall have received on the Closing Date an opinion, dated the Closing Date, of Mayer Brown LLP, counsel for the Company, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit C hereto
     (e) The Representatives shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Representatives shall have received on the Closing Date an opinion of (i) Shipman & Goodwin LLP, counsel for U.S. Bank Trust National Association (“U.S. Bank Trust”), individually and as Trustee and for U.S. Bank National Association (“U.S. Bank”), individually, as Indenture Trustee under the Indenture, dated the Closing Date in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D-1 hereto; and (ii) Richards, Layton & Finger, P.A., Delaware tax counsel for U.S. Bank Trust, individually and as Trustee, and U.S. Bank, individually, as Indenture Trustee under the Indenture, dated the Closing Date in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D-2 hereto.
     (g) The Representatives shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date; (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and in the Prospectus, as amended or supplemented as of the Execution Time, there has been no Material Adverse Change from that set forth in the Disclosure Package, as so amended or supplemented and in the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (h) The Representatives shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by a responsible officer of the Trustee, to the effect that the information contained in such part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, as of the most recent Effective Date and at the Closing Date, was and is true and correct in all material respects.
     (i) The Representatives shall have received on the date hereof and confirmed on the Closing Date, a letter dated the date hereof or the Closing Date, as applicable, in form and substance reasonably satisfactory to the Representatives, from Ernst & Young LLP, independent registered public accounting firm of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus.
     (j) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) under the Securities Act, the Prospectus and any such supplement shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 6(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company’s knowledge, threatened.
     (k) On or prior to the Closing Date the Company shall have furnished to each Underwriter such further certificates and documents as such Underwriter shall reasonably request pursuant to Section 6(i) below.
          6. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:
     (a) Prior to the termination of the offering of the Securities pursuant to this Agreement, the Company will not file any amendment or supplement to the Registration Statement or the Basic Prospectus (including any Prospectus Supplement relating to the Securities) unless the Company has previously furnished to the Representatives a copy thereof for its review and will not file any such proposed amendment or supplement to which the Representatives reasonably object; provided that the foregoing requirement shall not apply to any of the Company’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which filings the Company will cause to be timely filed with the Commission and copies of which filings the Company will cause to be delivered to the Representatives upon written request therefor promptly after being mailed or transmitted for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Securities Act, (ii) of the filing of any amendment or supplement to the Basic Prospectus, (iii) of the filing and effectiveness of any amendment to the Registration Statement, (iv) of any request by the Commission for any amendment of the Registration Statement, or for any amendment of or supplement to the Basic Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal of such stop order including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule.
     (c) If, at any time prior to the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), or until the distribution of any Securities an Underwriter may own as principal has been completed, any event occurs or condition exists as a result of which (i) the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or (ii) if, in the opinion of the Representatives or in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify each Underwriter by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Securities or any resale thereof and, if so notified by the Company, each Underwriter shall forthwith suspend such solicitation or resale and cease using the Prospectus as then amended or supplemented. The Company shall, at its expense, prepare and cause to be filed promptly with the Commission, subject to the first sentence of paragraph (a) of this Section 6, an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Underwriter in such quantities as such Underwriter may reasonably request.
     (e) The Company will make generally available to its security holders and to the Representatives as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering the twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the date of the Underwriting Agreement. If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.
     (f) The Company will furnish to the Representatives without charge three copies of the Registration Statement and all amendments thereto, including to the extent requested by the Representatives in writing, exhibits, schedules and any documents incorporated by reference therein, and, during the period mentioned in Section 6(d) above, as many copies of the Prospectus (including any preliminary prospectus) and each Issuer Free Writing Prospectus (and any supplements thereto), any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request.
     (g) The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representatives may designate, provided that the Company shall not be obligated to so qualify the Securities if such qualification subjects it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject, or requires it to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction in which it is not so qualified.
     (h) The Company agrees that, unless it has or shall have obtained the prior written consent (not to be unreasonably withheld) of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing solely the information contained in the final term sheet prepared and filed pursuant to Section 6(b) hereto; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) Prior to the termination of the offering of the Securities, the Company shall furnish to the Representatives such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Securities, this Agreement, each other Operative Agreement and the performance by the Company of its obligations hereunder or thereunder as the Representatives may from time to time reasonably request and shall notify the Representatives promptly in writing when it becomes aware of any downgrading or of its receipt of any notice of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate the direction of a possible change in the rating accorded any of the Company’s securities by Moody’s or S&P.
     (j) The Company will, whether or not any sale of Securities is consummated, pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including: (i) the preparation and filing of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel; (iv) the qualification of the Securities under securities or Blue Sky laws in accordance with the provisions of Section 6(g), including filing fees and the reasonable fees and disbursements of the counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda (“Blue Sky Memoranda”); (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, the Basic Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Memoranda; (vii) any fees charged by rating agencies for the rating of the Securities; (viii) any reasonable out-of-pocket expenses incurred by the Underwriters with the approval of the Company and (ix) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.
     (k) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, the Company will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities (other than (i) the Securities that are to be sold pursuant to such agreement, (ii) Securities previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in any such agreement.
          7. (a) The Representatives shall promptly notify the Company of the completion of the distribution of the Securities.
     (b) Each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing solely the information contained in the final term sheet prepared and filed pursuant to Section 6(b) hereto; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto.
     8. (a) The Company agrees to indemnify and hold harmless each Underwriter, the officers, directors, employees and agents of such Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, caused by or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus, any preliminary prospectus, any Permitted Free Writing Prospectus or other free writing prospectus used by the Company or any agent of the Company (other than any Underwriter) or the information contained in the final term sheet as required to be prepared and filed pursuant to Section 6(b) hereof, or in any amendment or supplement to any thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any such untrue statement or omission or alleged untrue statement or alleged omission based upon information furnished to the Company in writing by or on behalf of such Underwriter expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto or in any preliminary prospectus or Permitted Free Writing Prospectus. The Company acknowledges that the statements set under the heading “Underwriting,” in (i) the fourth paragraph related to discounts, (ii) the sixth paragraph related to stabilization, overallotment, concessions and syndicate covering transactions and (iii) the second sentence of the seventh paragraph related to market making activities in the preliminary prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Prospectus, any amendments or supplements thereto or in any preliminary prospectus or Permitted Free Writing Prospectus.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the actual or potential parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (iv) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such proceeding. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Failure to notify the indemnifying party as required by the first sentence of this paragraph (c) (1) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.
     (d) If the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Securities, then the Company and the Underwriters severally agree that each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the Prospectus, bear to the total aggregate public offering price of such Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities offered and sold to the public through such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
          9. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of at least 90% of the aggregate principal amount of the Securities are not made within 36 hours after such default or if such non- defaulting Underwriters do not agree to purchase at least 90% of the aggregate principal amount of such Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company; provided, however, that if such non-defaulting Underwriters agree to purchase at least 90% but less than 100% of the aggregate principal amount of such Securities, the Company, at its option, may terminate this Agreement and no non-defaulting Underwriter or the Company shall have any liability in connection therewith. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.
          10. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          11. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the Chicago Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, (iii) there shall have occurred a material disruption in securities settlement, payment or clearance services in the United States or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis and, in the case of any of the events described in clauses (i) through (iv) above, the effect of such event on the financial markets of the United States, in the reasonable judgment of the Representatives, is so material and adverse that it is impractical to market the Securities on the terms and in the manner contemplated by the Disclosure Package and the Prospectus.

          12. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to Section 9 hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally through the Representatives on demand, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement.
          13. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.
          15. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours, GATX CORPORATION
By:	/s/ William J. Hasek
	Name:	William J. Hasek
	Title:	Senior Vice President & Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang

Name: Lily Chang
Title: Principal

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Thomas Bliemel

Name: Thomas Bliemel
Title: Managing Director
For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Principal Amount of Series 2008-2
Underwriter	Pass Through Certificates
Citigroup Global Markets Inc.	$91,565,000
Banc of America Securities LLC	91,564,000
Mizuho Securities USA Inc.	10,174,000
The Williams Capital Group, L.P.	10,174,000

Total	$203,477,000

Schedule II
Issuer Free Writing Prospectuses
None.

Schedule III
Final Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-145521
November 3, 2008
PRICING TERM SHEET
GATX Corporation 2008-2 Pass Through Trust
Pass Through Trust Certificates, Series 2008-2

Issuer:	GATX Corporation 2008-2 Pass Through Trust

Security:	Pass Through Trust Certificates, Series 2008-2

Size:	$203,477,000

Final Expected Distribution Date:	November 15, 2013

Coupon:	9.000%

Interest Payment Dates:	November 15 and May 15, commencing May 15, 2009

Price to Investors:	100.000%

Benchmark Treasury:	2.750% due October 31, 2013

Benchmark Treasury Yield:	2.730%

Spread to Benchmark Treasury:	+627 bp

Make-Whole Spread (used to calculate Make-Whole Amount) :	T+50 bp

Expected Settlement Date:	November 6, 2008 (T+3)

CUSIP/ISIN:	361477 AA0/ US361477AA08

Anticipated Ratings:	“A3” by Moody’s Investors Service, Inc.
“A-” by Standard & Poor’s Ratings Services

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Banc of America Securities LLC

Co-Managers:	Mizuho Securities USA Inc.
The Williams Capital Group, L.P.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

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You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at 1-877-858-5407 or Banc of America Securities LLC at 1-800-294-1322.

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